RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is made effective the 30th day of June, 2007 by and between Aspire Japan, Inc., a Delaware corporation, (the "Company") and David Daisuke Nakajima, an individual (the "Employee").

RECITALS

WHEREAS, the Employee has entered into an Employment Agreement with the Company under which the Company has agreed to issue to the Employee shares of Restricted Common Stock on the terms and conditions set forth herein;

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:

        1.     Authorization and Issuance of Shares

1.1           Authorization On September 30, 2007, the Company shall authorize the issuance and shall issue 250,000 shares of Common Stock (the “Shares”) par value $0.001 to the Employee.  Additionally, on May 31, 2008, the Company shall authorize the issuance and shall issue an additional 250,000 shares, provided Employee has met certain sales goals to be set by the Chairman of the Board by no later than December 31, 2007.

1.2           Issuance of the Shares  Subject to the terms and conditions hereof, the Company shall sell and Employee shall purchase the Shares at the Closing, as defined below.

1.3   Vesting of the Shares   The shares will vest over 2 years with 50% of shares vesting on June 1, 2009, and the remaining 50% vesting pro rata monthly thereafter, with the final shares to vest no later than December 31, 2009
        2.   Representations and Warranties of the Company  The Company hereby represents and warrants to the Employee as follows:

2.1           Organization and Standing: Articles and Bylaws The Company is and will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

2.2           Corporate Power The Company has all requisite corporate power to enter into this Agreement and to issue the Shares. This Agreement shall constitute a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

2.3           Capitalization The authorized capital stock of the Company is 100,000,000 shares of Common Stock, par value $0.001 per share, of which, 7,760,000 are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable.

2.4           Authorization

(a)           Corporate Action  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the issuance of the Shares and the performance of the Company's obligations hereunder will be taken prior to the issuances. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(b)           Valid Issuance   The Shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

(c)           No Preemptive Rights Except as provided herein, no person currently has or will have any right of first refusal or any preemptive rights in connection with the issuance of the Shares, or any future issuance of securities by the Company.

2.5           Compliance with Other Instruments The Company will not be in violation of any term of the Company's Articles or Bylaws, nor will the Company be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the knowledge of the Company, is not in violation of any order, statute, rule, or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the issuance of the Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such term.

3.   Representations and Warrantiesof Employee and Restrictions on Transfer Imposed by the Securities Act.

3.1           Representations and Warranties by the Employee The Employee represents and warrants to the Company as follows:

 (a)           Shares Not Registered  The Employee understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Employee's representations set forth in this Agreement. The Employee acknowledges and understands that the Shares must be held indefinitely unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(b)           No Transfer  Except as set forth in Section 4.4 hereunder, the Employee covenants that in no event will the Employee dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) the Employee shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Employee shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) the Company has consented, which consent shall not be unreasonably withheld.

3.2           Legends  Each certificate representing the Shares shall be endorsed with the following legends:

(a)           Federal Legend. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as defined in rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Act, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.

(b)           Other Legends. With respect to any other legends required by applicable law, the Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.

3.3  Rule 144.  The Employee is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Employee understands that under Rule 144, the conditions include, among other things: the availability of certain, current public information about the issuer and the resale occurring not less than one year after the party has purchased and paid for the securities to be sold.

4.    Miscellaneous

4.1           Governing Law This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between residents entered into and to be performed entirely within Delaware.

4.2           Successors and Assigns Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

4.4           Entire Agreement This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

4.5           Notices, etc All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed (a) if to a Employee, at such Employee's address set forth on the Schedule of Employee, or at such other address as such Employee shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Employee in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent.

4.6           Severability In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

4.7           Titles and Subtitles The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

4.8           Counterparts This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 1st day of June 30, 2007

COMPANY:	EMPLOYEE:

ASPIRE JAPAN, INC.

/s/ Ken Osako	/s/ David Daisuke Nakajima
By: KEN OSAKO, CHAIRMAN	DAVID DAISUKE NAKAJIMA